UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report - September 9, 2011
(Date of earliest event reported)

US GEOTHERMAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-117287	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1505 Tyrell Lane, Boise, Idaho 83706
(Address of principal executive offices) (Zip Code)

208-424-1027
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant

As previously reported on the Form 8-K of U.S. Geothermal Inc. (the “Company”) filed on August 31, 2011, USG Oregon LLC (“USG Oregon”), a special purpose entity and 80% subsidiary of U.S. Geothermal Inc. (the “Company”), completed the first funding drawdown associated with the U.S. Department of Energy (“DOE”) $96.8 -million loan guarantee (the “Loan Guarantee”) to construct its planned 23-megawatt-net power plant at Neal Hot Springs in Eastern Oregon (the “Project”). The U.S. Treasury’s Federal Financing Bank, as lender for the Project, issued payments to vendors totaling $2.3 million. This advance accrues interest at a rate of 2.997% per annum and any future advances covered by the Loan Guarantee will carry interest at a rate of 0.375% per annum over the U.S. Treasury bill rate of comparable maturities as of the date of each advance. All advances will be made under the Future Advance Promissory Note (the “Note”) dated February 23, 2011, which was previously filed as Exhibit 99.4 to the Company’s Form 8-K filed on August 31, 2011. The maximum principal amount of the Note is approximately $93.8 million. No advances may be made under the Note after April 10, 2013. Upon the occurrence and continuation of an event of default under the transaction documents, all amounts payable under the Note may be accelerated.

In connection with the Loan Guarantee, the DOE has been granted a security interest in all of the equity interests of USG Oregon, as well as in the assets of USG Oregon, including a mortgage on real property interests relating to the Project site.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 9, 2011, following the Annual Meeting (as defined below), the board of directors (the “Board”) increased the size of the Board to six directors and appointed Mr. Dennis Gilles to the Board, to fill the vacancy created thereby. Mr. Gilles was appointed to the Compensation and Benefits Committee, and the Nominating and Corporate Governance Committee.

In accordance with the Company’s currently effective compensatory policy for directors who are not otherwise remunerated pursuant to an employment agreement, Mr. Gilles will be paid $7,500 each quarter and will be eligible to receive awards under the Company’s equity compensation plans. Mr. Gilles will also be reimbursed for out-of-pocket expenses incurred in connection with attending meetings. Effective September 12, 2011, Mr. Gilles was granted an option to purchase 100,000 shares of the Company’s common stock at $0.60 per share under the Company’s 2009 Stock Incentive Plan. The option expires on September 12, 2016.

Mr. Gilles has 25 years in the power generation business with experience ranging from power plant construction and operations to senior level management. Mr. Gilles spent 23 years with Calpine Corporation at the Geysers geothermal field where he was instrumental in consolidating the majority of the Geysers operations into a single entity. Mr. Gilles was part of the expansion and growth of Calpine Corporation from the very first megawatt to what is now the largest independent power producer in the country. He completed his career with Calpine as the Senior Vice President of Renewable Growth and is now consulting for the energy sector worldwide. Mr. Gilles is a registered professional engineer in California and earned an MBA and a Bachelor of Science degree in Mechanical Engineering.

In response to the Company’s increased construction and growth activities and as part of the Company’s succession planning, the Board also appointed certain existing officers to new positions in the Company. While Mr. Daniel Kunz will continue serving as Chief Executive Officer, Mr. Douglas Glaspey has been appointed President as described in more detail below. Mr. Kunz will be reducing his role at the Company due to health issues and other personal business interests. It is currently anticipated that Mr. Kunz will reduce his role to 40% or 50% time. The details of Mr. Kunz’s ongoing level of involvement with the Company and employment agreement remain under discussion and will be announced when determined.

Mr. Glaspey has been appointed President effective September 9, 2011 and will continue serving as Chief Operating Officer. Mr. Glaspey’s age, positions and offices held with the Company, and business experience is set forth in the Company’s definitive proxy statement filed on July 25, 2011 and incorporated herein by reference.

Mr. Jonathan Zurkoff has been appointed Treasurer and Executive Vice President effective September 9, 2011. Mr. Zurkoff has extensive experience in arranging debt and equity financing and led the Company’s project finance efforts at Neal Hot Springs and San Emidio.

A copy of the Company’s press release relating to the foregoing matters is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting (the “Annual Meeting”) of shareholders of the Company held on September 9, 2011, the shareholders of the Company: (1) elected each of the five director nominees set forth below to serve as a director of the Company until the next annual meeting of shareholders and until a successor is elected and qualified; (2) ratified the continued appointment of BehlerMick, P.S. as the Company’s independent auditor for the fiscal year ending March 31, 2012; (3) approved, on an advisory basis, the Company’s executive compensation; and (4) submitted an advisory vote regarding the timing of future advisory votes on the Company’s executive compensation. The final voting results of each of the proposals submitted to a vote of the shareholders of the Company at the Annual Meeting are set forth below.

(1)	To elect the following five directors, each to serve until the next annual meeting of shareholders and until a successor is elected and qualified:

	Number of Shares
	Voted For	Vote Withheld	Broker Non-Votes
Douglas J. Glaspey	15,416,557	551,416	37,662,794
Daniel J. Kunz	15,543,291	424,682	37,662,794
Paul A. Larkin	15,452,456	515,517	37,662,794
Leland L. Mink	15,538,927	429,046	37,662,794
John H. Walker	15,476,800	491,173	37,662,794

(2)	To ratify the continued appointment of BehlerMick, P.S. as the Company’s independent auditor for the fiscal year ending March 31, 2012:

Number of Shares
Voted For	Voted Against	Abstain	Broker Non- Votes
52,345,487	892,014	393,266	—

(3)	Advisory vote on the Company’s executive compensation:

Number of Shares
Voted For	Voted Against	Abstain	Broker Non-votes
14,461,681	1,100,998	405,294	37,662,794

(4)	Advisory vote on the frequency of future advisory votes on the Company’s executive compensation:

Number of Shares
One Year	Two Years	Three Years	Abstain	Broker Non-votes

5,378,916	9,823,083	408,242	357,732	37,662,794

As a result of the above advisory vote, the Board has determined that the Company will include a shareholder advisory vote on the Company’s executive compensation in its proxy materials every two years until the next required vote on the frequency of shareholder votes on the Company’s executive compensation.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of U.S. Geothermal Inc. dated September 12, 2011 entitled “U.S. Geothermal Announces New Board of Director and Management Changes”

99.2	Note Purchase Agreement dated as of February 23, 2011 among the Federal financing Bank, USG Oregon LLC, and the Secretary of Energy, acting though the Department of Energy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 15, 2011	U.S. Geothermal Inc.

	By:	/s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer